UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2021

CHEWY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38936	90-1020167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1855 Griffin Road, Suite B-428 Dania Beach, Florida	33004
(Address of Principal Executive Offices)	(Zip Code)

(786) 320-7111

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	CHWY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2021, the board of directors (the “Board”) of Chewy, Inc. (the “Company”) increased the size of the Board from twelve to thirteen directors and filled the newly created vacancy by appointing Mr. James Nelson (the “New Director”) as a Class I director, with a term expiring at the Company’s annual meeting of stockholders in 2023. The Board has determined that Mr. Nelson is independent for purposes of serving on the Board under the applicable rules of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (“NYSE”).

Mr. Nelson currently serves as Chief Executive Officer of Global Net Lease, Inc. (NYSE “GNL”), a publicly-traded real estate investment trust, a position he has held since July 2017, and has served, since March 2017, as a director of GNL. Mr. Nelson previously served as a member of GNL’s audit committee from March 2017 until July 2017. Mr. Nelson was Chairman and Chief Executive Officer of Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company, from 1986 until 2009. From 1998 to 2003, he was Chairman and Chief Executive Officer of Orbit Aviation, Inc., a company engaged in the acquisition and completion of Boeing Business Jets for private and corporate clients, and from 1995 to 1999, Mr. Nelson was Chief Executive Officer and Co-Chairman of Orbitex Management, Inc., a financial services company in the mutual fund sector. Mr. Nelson currently serves on the board of directors of Xerox Holdings Corporation (NYSE “XRX”) and as an independent director and chairman of the audit committee for Roman DBDR Tech Acquisition Corp. (Nasdaq “DBDR”), a special purpose acquisition company formed for the purpose of effecting a business combination with one or more businesses with a focus on companies in the technology, media and telecom industries. Mr. Nelson previously served on the board of directors for other publicly traded companies including Herbalife Nutrition Ltd. (NYSE “HLF”) from 2014 to 2021, Caesars Entertainment Corporation (Nasdaq “CZR”) from 2019 to 2020, Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P. (Nasdaq “IEP”) from 2001 to 2019, and New York REIT, Inc. (NYSE “NYRT” - no longer listed) from 2015 to 2017.

The New Director is eligible to receive our standard annual compensation for non-affiliated directors as described in our most recent proxy statement filed with the SEC on May 27, 2021 under the heading “Director Compensation.”

The Company also entered into an indemnification agreement with the New Director in connection with his appointment to the Board. The indemnification agreement is in substantially the same form as the indemnification agreement for the other directors of the Company that was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 3, 2019. There are no other transactions with the New Director which would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEWY, INC.

By:	/s/ Susan Helfrick
Susan Helfrick
General Counsel

Date:    July 20, 2021